Exhibit 19(b)

SECTION 906 CERTIFICATION

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR the period ended October 31, 2024 of HSBC Funds (the “Registrant”).

Each of the undersigned, being the Principal Executive Officer and Principal Financial Officer of the Registrant, certifies that, to such officer’s knowledge:

1.	This Form N-CSR filing for the Trust (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

Date:	January 8, 2025

By:	/s/ Stefano R. Michelagnoli
Stefano R. Michelagnoli
President (Principal Executive Officer)

By:	/s/ Maria Clem Sell
Maria Clem Sell
Treasurer (Principal Financial Officer)